[CAPTION]
                 FIRST ALBANY COMPANIES INC.                    (Exhibit 11)
              COMPUTATION OF PER SHARE EARNINGS



                                  Three Months Ended       Nine Months Ended
                                  June 28,   June 30,      June 28, June 30,
(In thousands of dollars, except   1996       1995           1996     1995
   per share amounts)
- ------------------------------------------------------------------------------

Primary:

- ------------------------------------------------------------------------------
 Net income                     $  1,585   $    993       $  4,892  $  2,347
==============================================================================

 Weighted average number of shares
 outstanding during the period**   4,737      4,743          4,772     4,725

 Incremental shares under stock
 options computed under the treasury
 stock method using the average market
 price of the issuer's stock during
 the period                          370        224            353       200
- ------------------------------------------------------------------------------
Weighted average shares and common
 equivalent shares outstanding     5,107      4,967          5,125     4,925
==============================================================================
Net income per share            $   0.31   $   0.20       $   0.95   $  0.48
==============================================================================

Fully Diluted:

- ------------------------------------------------------------------------------
 Net income                     $  1,585   $    993       $  4,892  $   2,347
==============================================================================

 Weighted average number of shares
  outstanding during the period**  4,737      4,743          4,772      4,725

 Incremental shares under stock
 options computed under the treasury
 stock method using the higher of
 the average or ending market price
 of the issuer's stock at the end
 of the period                       370        224            375        201
- ------------------------------------------------------------------------------
Weighted average shares and common
 equivalent shares outstanding     5,107      4,967          5,147      4,926
==============================================================================
Net income per share            $   0.31   $   0.20       $   0.95   $   0.48
==============================================================================

**Per share figures and shares outstanding have been restated for all dividends declared.
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